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                                                                  Exhibit 4.4(k)

                                 AMENDMENT NO. 2
                                     TO THE
                           CENTRAL FREIGHT LINES, INC.
                  EMPLOYEES PROFIT SHARING AND RETIREMENT PLAN

                  THIS AMENDMENT NO. 2 to the Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan (the "Plan") is made and executed this 30th day of December, 1996 by Central Freight Lines, Inc. (hereinafter referred to as the "Company"). Unless otherwise provided, this Amendment No. 2 shall be effective as of October 1, 1996.

                  1. Notwithstanding anything in the Plan to the contrary, any provision within the Plan which requires action by means of written authorization, written notification or written application shall be deemed satisfied if such action is taken in accordance with procedures established by the Plan Administrator.

                  2. The first two paragraphs of Section 2.01(i) of the Plan are hereby deleted in their entirety and replaced by the following:

                           'COMPENSATION' or 'SALARY' means the sum of salary
                  paid to an Employee by all Controlled Group Members in the calendar year plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation, (ii) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements and (iii) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan. Notwithstanding the foregoing, Compensation shall



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                  include any salary that would have been paid to such Employee had he not signed a salary deferral agreement that satisfies the requirements of Code Sections 401(k), 125 or 129.

                  3. Section 2.01(p) of the Plan is hereby amended in its entirety to read as follows:

                           'ENTRY DATE' means the earliest practicable date
                  after an Employee has met the requirements of Section 3.01(b) or 3.01(c).

                  4. Section 2.01(u) of the Plan is hereby amended by deleting the phrase "sixty (60)" and inserting the phrase "fifty- nine and one-half (59 1/2)" at the end thereof.

                  5. Section 2.04 of the Plan is hereby amended in its entirety to read as follows:

                           2.04 YEAR OF SERVICE. For purposes of determining
                  eligibility for participation in the Plan, 'YEAR OF SERVICE' means a twelve (12) consecutive month period commencing on the Date of Employment during which an Employee is credited with at least one thousand (1,000) Hours of Service (the 'Initial Eligibility Computation Period'). Whether or not an Employee is credited with one thousand (1,000) Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a YEAR OF SERVICE if he is credited with at least one thousand (1,000) Hours of Service during the Plan Year beginning during the Initial Eligibility Computation Period or any Plan Year thereafter.

                  For all other purposes, 'YEAR OF SERVICE' means a twelve (12) consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least one thousand (1,000) Hours of Service. For purposes of vesting, with regard to an Employee on October 1, 1996 who was an Employee at any time during the period January 1, 1996 through September 30, 1996, such Employee shall be credited with a Year of Service for the twelve (12) consecutive month period ending on the anniversary of his Date of Employment or Date of Reemployment occurring in 1997, if he is credited


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                  with at least one thousand (1,000) Hours of Service during such period, and a Year of Service for the twelve (12) consecutive month period ending on December 31, 1997, if he is credited with at least one thousand (1,000) Hours of Service during such period.

                  6. The first sentence of Section 2.05 of the Plan is hereby amended by deleting the phrase "measured from the Employee's Date of Employment" and inserting the phrase "as determined pursuant to Section 2.04."

                  7. Section 2.07 of the Plan is hereby amended in its entirety to read as follows:

                           2.07 BREAK-IN-SERVICE. For purposes of this Plan,
                  'BREAK-IN-SERVICE' means a Plan Year during which an Employee has not completed an Hour of Service. A Break-in-Service occurs as of the last day of such Plan Year.

                  8. The first sentence of Subsection 4.02(a)(1) of the Plan is hereby amended by deleting the phrase "ten percent (10%)" and inserting the phrase "fifteen percent (15%)."

                  9. The first sentence of Subsection 4.02(b) of the Plan is hereby amended by deleting the phrase "over and above his Salary Reduction Contributions."

                  10. A new Subsection 4.02(c) is added to the Plan to read as follows:

                           (c) A Participant's Salary Reduction and/or Voluntary
                  Contributions with respect to any pay period must be made in whole or half percentages, must each be a minimum of one percent (1%) of his Compensation and may not, in the aggregate, exceed fifteen percent (15%) of his Compensation.


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                  11. Subsection 5.02(b)(iv) of the Plan is hereby amended in its entirety to read as follows:

                           (iv) FORFEITURES. As of each Allocation Date,
                  Forfeitures, if any, occurring during the Plan Year (net of any amount of Forfeitures allocated to the restoration of prior Forfeitures pursuant to Section 7.05 hereof) shall be added to Employer Contributions (other than the Matching Portion) and allocated as Employer Contributions.

                  12. Subsection 5.02(c) of the Plan is hereby amended by deleting the phrase "after July 1 of that Plan Year" and deleting the phrase "and who have made an election to defer distribution of their Participant Account until the next Plan Year."

                  13. Subsection 5.03(b) of the Plan is hereby amended in its entirety to read as follows:

                           (b) Subject to Subsection 5.03(c), amounts in a
                  Participant's Transfer Contribution Account shall be held by the Trustee pursuant to the provisions of this Plan and may be withdrawn at the request of the Participant in accordance with procedures established by the Plan Administrator, in whole or in part, in the form of cash payments or in common stock of Caliber System, Inc. to the extent invested in such stock.

                  14. Section 7.03 of the Plan is hereby amended by adding Subsections (e) and (f) at the end thereof to read as follows:

                  (e) under Subsection 7.12 hereof (relating to withdrawals on account of disability or attainment of age fifty-nine and one-half (59 1/2)); or

                  (f) under Subsection 5.03(b) hereof (relating to withdrawals or distributions of amounts held in a Participant's Transfer Contribution Account).


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                  15. Subsection 7.04(a)(i) of the Plan is hereby amended by deleting the sentence "In the event such election is made, the deferred Account shall be entitled to share in the allocation of Employer Contributions for the Plan Year in which the retirement or death of the Participant occurred."

                  16. Subsection 7.04(a) of the Plan is hereby amended by adding the following Subparagraphs (iii) and (iv) at the end thereof to read as follows:

                           (iii) PARTIAL LUMP SUM. The Participant's Account may
                  be distributed in a partial lump sum payment, with the remainder paid later.

                           (iv) INSTALLMENT PAYMENTS. The Participant's Account
                  may be distributed in installments over a period not to exceed the life expectancy of the Participant and his Beneficiary.

                  17. Subsection 7.04(c) of the Plan is hereby amended in its entirety to read "[Reserved]."

                  18. Subsection 7.04(d) of the Plan is hereby amended by inserting the phrase "to the extent required by Code Section 401(a)(9)," immediately following the phrase "in this Article VII," in the first sentence thereof.

                  19. Subsection 7.04(f) of the Plan is hereby amended in its entirety to read as follows:

                           (f) Distributions shall be in the form of a cash
                  payment or, if elected by the Participant, the portion of his Capital Accumulation invested in the common stock of Caliber System, Inc. may be received in-kind only if the Participant elects to receive an immediate lump sum payment under Subsection 7.04(a)(i).


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                  20. Subsection 7.05(b) of the Plan is hereby amended by
deleting the last sentence thereof.

                  21. Subsection 7.07(c) of the Plan is hereby amended in its entirety to read as follows:

                  Distributions from the Participant's Capital Accumulation pursuant to this Section 7.07 shall come from the following fully vested Accounts in the following order: Voluntary Contributions Accounts; Transfer Contribution Account; Employer Contribution Account (the Matching Portion); Employer Contribution Account (other than the Matching Portion); and Salary Reduction Contributions Account (excluding earnings).

                  22. Subsection 7.10(a) of the Plan is hereby amended by deleting the phrase "(but not less than $500)."

                  23. Subsection 7.10(c) of the Plan is hereby amended by redesignating Subsection (d) as Subsection (c) and by deleting the phrase "any distribution if it and all other eligible rollover distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c)."

                  24. A new Section 7.11 is added to the Plan to read as follows:

                  7.11  Loans
                  -----------

                           The following loan provisions will be effective when
                  the Plan Administrator, in its discretion, determines it is administratively feasible and desirable to provide loans under the Plan.

                           (a) A Participant who is either an Employee of an
                  Employer or a Controlled Group Member or a "party-in-interest" (as defined in Section 3(14) of ERISA) may, in accordance with procedures


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                  established by the Plan Administrator, apply for a loan from his Account. Such procedures shall include action to prevent a Participant who is otherwise eligible for a loan from securing a loan if the Administrator has knowledge that the Participant is in bankruptcy or some similar proceeding. Each loan shall be charged against the Participant's fully vested Account in the following order (to the extent necessary): Salary Reduction Contributions Account; Employer Contribution Account (the Matching Portion); Employer Contribution Account (other than the Matching Portion); Transfer Contribution Account; and finally, against the Voluntary Contributions Accounts.

                           (b) Each loan shall be in an amount which is not less
                  than $1,000. A Participant may only have one loan outstanding at any time. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group) shall be an amount which does not exceed the lesser of:

                               (i) Fifty Thousand Dollars ($50,000), reduced
                           by the excess (if any) of (A) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of such other loans on the date on which such loan is made; or

                               (ii) fifty percent (50%) of the vested value of
                           such Participant's Account on the date on which such loan is made.

                           (c) For each Participant for whom a loan is
                  authorized pursuant to this Section, the Participant's interests will be liquidated first by Account and then within each Account amounts shall be taken on a pro-rata basis by Investment Fund to the extent necessary to provide funds for the loan. The Trustee shall establish and maintain a separate recordkeeping account within the Participant's Account (the "Loan Sub-Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the Note shall be allocated and
                  (iv) which shall show the unpaid principal of the promissory note from


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                  time to time. All payments of principal and interest by a
                  Participant shall be credited initially to his Loan Sub-Account and applied against the Note and then credited to the Participant's Account in the inverse order from which the loan was funded and invested in the Investment Funds pursuant to the Participant's direction regarding investment of Contributions under Section 5.08. The Plan Administrator shall value each Participant's Loan Sub-Account for purposes of
                  Section 5.07 at such times as the Plan Administrator shall deem appropriate, but not less frequently than quarterly.

                           (d)  Loans made pursuant to this Section:

                                    (i) shall be made available to all
                           Participants on a reasonably equivalent basis;

                                    (ii) shall not be made available to Highly
                           Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

                                    (iii) shall be secured by the Participant's
                           Loan Sub-Account;

                                    (iv) shall be evidenced by a promissory note
                           and security agreement (the "Note") which provides for:

                                            (A) the loan to be secured by the
                                    Participant's Loan Sub-Account;

                                            (B) a rate of interest of one
                                    percent above the prime interest rate as determined by the Trustee at the time the loan is processed;

                                            (C) repayment within a specified
                                    period of time, which shall not extend
                                    beyond five (5) years from the date the loan is made unless the loan proceeds are used to acquire a dwelling which, within a reasonable time (determined at the time the loan is made), is to be used as the principal residence of the Participant, in which case the repayment period may extend to ten (10) years;

                                            (D) repayment in equal payments over
                                    the term of the loan, with payments not less frequently than monthly; and


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                                            (E) for such other terms and
                                    conditions as the Plan Administrator shall determine, which shall include provision that:

                                                     (I) with respect to a
                                            Participant who is an Employee, the
                                            loan will be repaid pursuant to
                                            authorization by the Participant of
                                            equal payroll deductions over the
                                            repayment period sufficient to
                                            amortize fully the loan within the
                                            repayment period or by check during
                                            any period the Participant is
                                            ineligible for payroll deduction;

                                                     (II) the loan shall be
                                            prepayable in whole or in specified
                                            increments (as determined from time
                                            to time by the Plan Administrator)
                                            at any time without penalty;

                                                     (III) the loan shall be
                                            treated as in default if payments
                                            are more than 90 days late. A
                                            Participant shall then have 30 days
                                            from the time he receives written
                                            notice of the default and a demand
                                            for past due amounts to cure the
                                            default before it becomes final; and

                                                     (IV) the Plan Administrator
                                            may agree to a suspension of loan
                                            payments for up to 12 months for a
                                            Participant who is on a leave of
                                            absence without pay. During such
                                            suspension period, interest shall
                                            continue to accrue. At the end of
                                            such suspension period, all
                                            outstanding loan payments and
                                            interest shall be due unless
                                            otherwise agreed upon by the Plan
                                            Administrator.

                           (e) Notwithstanding any other provision of the Plan,
                  a loan made pursuant to this Section shall be a first lien against the Participant's Loan Sub-Account. Any amount of principal or interest due and unpaid on the loan at the time of any Default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant's Loan Sub-Account, and shall be


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                  deemed to have been distributed to the Participant, as
                  follows:

                                    (i) In the case of a Participant who, at the
                           time of the Default, is an Employee and is not eligible to receive distribution of his Account under the provisions of Article VII, (other than Hardship withdrawals under Section 7.07) at such time as he first becomes eligible to receive distribution of his Account under the provisions of this Article, (other than Section 7.07); or

                                    (ii) In the case of any other Participant,
                           immediately upon such Default.

                  If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after Default, interest at the rate specified in the Note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant's Loan Sub-Account as hereinabove provided or by payment by or on behalf of such Participant.

                           (f) The Plan Administrator shall have the right to
                  call any Participant's loan once the Participant's employment with all Controlled Group Members has terminated or if the Plan is terminated.

                  25. A new Section 7.12 is added to the Plan to read as follows:

                  7.12     Withdrawals on Account of Disability or Attainment
                           --------------------------------------------------
                           of Age Fifty-Nine and One-Half (59 1/2)
                           ---------------------------------------

                           A Participant whom the Committee has determined to
                  have a Disability or who has attained age fifty-nine and one-half (59 1/2) may withdraw at any time or from time to time all or a portion of his Capital Accumulation in the form of a cash payment or in common stock of Caliber System, Inc. to the extent invested in such stock, as provided and in the order as set forth below, except that the Participant may instead choose to have amounts taken from his Voluntary Contributions Account first:

                           (a)      Transfer Contribution Account;
                           (b)      Salary Reduction Contributions Account;


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                           (c)      Employer Contribution Account (the Matching
                                    Portion);
                           (d) Employer Contribution Account (other than the Matching Portion);
                           (e)      Voluntary Contributions Account.

                  26. A new Section 10.06 is added to the Plan to read as follows:

                  10.06  Voting and Tender of Common Stock of Caliber
                         --------------------------------------------
                         System, Inc. and Roadway Express, Inc.
                         --------------------------------------

                             Each Participant or Beneficiary shall be entitled
                  to instruct the Trustee as to the voting or tendering of any full or partial shares of common stock of Caliber System, Inc. or Roadway Express, Inc. held on his or her behalf. Prior to such voting or tendering of such stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed.

                           With regard to shares for which the Trustee receives
                  no voting or tendering instructions from Participants or Beneficiaries, the Committee designated under the Caliber System, Inc. 401(k) Savings Plan shall instruct the Trustee with respect to how to vote or tender such shares and the Trustee shall act with respect to such shares as instructed.


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                  IN WITNESS WHEREOF, the Company has caused this Amendment No.
2 to be executed by its duly appointed officer.

In the presence of:                         CENTRAL FREIGHT LINES, INC.

/s/ Beth P. Ewing                           By: /s/ Donald C. Brown
-----------------------------                  ------------------------------
                                            Title:

Dated: 12/30/96
       ---------------------